Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES EARNINGS FOR Q3 2017,

UP 23.7%; ASSET GROWTH TO $4.6 BB; REGULAR DIVIDEND DECLARED

Medford, MA, October 10, 2017 – Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $22,276,000 for the nine months ended September 30, 2017, or $4.00 per Class A share diluted, an increase of 23.5% compared to net income of $18,034,000, or $3.24 per Class A share diluted, for the same period a year ago. Total assets increased 2.1% from $4.46 billion at December 31, 2016 to $4.56 billion at September 30, 2017. For the quarter ended September 30, 2017, net income totaled $8,023,000 or $1.44 per Class A share diluted, an increase of 23.7% compared to net income of $6,486,000, or $1.16 per Class A share diluted, for the same period a year ago.

Net interest income totaled $63.9 million for the nine months ended September 30, 2017 compared to $55.3 million for the same period in 2016. The 15.5% increase in net interest income for the period is primarily due to an increase in average earning assets and an increase in the net interest margin. The net interest margin increased from 2.15% on a fully taxable equivalent basis in 2016 to 2.24% for the same period in 2017. This was primarily the result of an increase in rates on earning assets and prepayment penalties collected. The average balances of earning assets increased by 9.6% combined with a similar increase in average deposits. Also, interest expense increased 20.1% primarily as a result of an increase in rates and an increase in deposit balances.

The provision for loan losses increased by $165,000 from $1,175,000 for the nine months ended September 30, 2016 to $1,340,000 for the same period in 2017, primarily as a result of an increase in loan growth offset, somewhat, by changes in historical loss factors. The Company’s effective tax rate increased from 0.2% for the first nine months of 2016 to 5.6% for the same period in 2017 primarily as a result of an increase in taxable income.

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At September 30, 2017, total equity was $262.6 million compared to $240.0 million at December 31, 2016. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity, a decrease in unrealized losses on securities available-for-sale, and amortization of the pension liability.

The Company’s leverage ratio stood at 6.56% at September 30, 2017, compared to 6.28% at December 31, 2016. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of September 30, 2017 was $47.17 per share compared to $43.11 at December 31, 2016.

The Company’s allowance for loan losses was $25.7 million or 1.22% of loans outstanding at September 30, 2017, compared to $24.4 million or 1.27% of loans outstanding at December 31, 2016. The change in the ratio of the allowance for loan losses to loans outstanding, when compared to December 31, 2016, was primarily due to changes in portfolio composition, lower historical loss rates, and qualitative factor adjustments. Non-performing assets totaled $1.6 million at September 30, 2017, compared to $1.1 million at December 31, 2016.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 15, 2017 to stockholders of record on November 1, 2017.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	September 30, 2017	December 31, 2016
Cash and Due From Banks	$57,921	$62,400
Federal Funds Sold and Interest-bearing Deposits In Other Banks	195,212	173,751
Short-term Investments	—	3,183
Securities Available-for-Sale (AFS)	387,790	499,297
Securities Held-to-Maturity	1,654,908	1,653,986
Federal Home Loan Bank of Boston stock, at cost	21,937	21,042

Loans:
Commercial & Industrial	702,646	612,503
Municipal	128,412	135,418
Construction & Land Development	16,779	14,928
Commercial Real Estate	735,844	696,173
Residential Real Estate	272,588	241,357
Consumer and Other	18,594	11,697
Home Equity	237,784	211,857

Total Loans	2,112,647	1,923,933
Less: Allowance for Loan Losses	25,698	24,406

Net Loans	2,086,949	1,899,527

Bank Premises and Equipment, net	23,932	23,417
Accrued Interest Receivable	9,926	9,645
Goodwill	2,714	2,714
Other Assets	116,783	113,646

Total Assets	$4,558,072	$4,462,608

Liabilities
Demand Deposits	$702,527	$689,286

Interest Bearing Deposits:
Savings and NOW Deposits	1,276,135	1,304,394
Money Market Accounts	1,019,741	1,181,179
Time Deposits	607,279	478,359

Total Interest Bearing Deposits	2,903,155	2,963,932

Total Deposits	3,605,682	3,653,218

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	228,848	182,280
Other Borrowed Funds	358,000	293,000

Total Borrowed Funds	586,848	475,280
Other Liabilities	66,811	57,986
Subordinated Debentures	36,083	36,083

Total Liabilities	4,295,424	4,222,567
Total Stockholders’ Equity	262,648	240,041

Total Liabilities & Stockholders’ Equity	$4,558,072	$4,462,608

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and nine months ended September 30, 2017 and 2016

(in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Interest Income:
Loans	$16,658	$15,045	$48,668	$43,380
Securities Held-to-Maturity	9,447	8,238	28,806	24,178
Securities Available-for-Sale	1,809	1,439	5,143	3,546
Federal Funds Sold and Interest-bearing Deposits In Other Banks	607	283	1,349	906

Total Interest Income	28,521	25,005	83,966	72,010

Interest Expense:
Savings and NOW Deposits	1,727	1,083	4,454	2,859
Money Market Accounts	1,395	909	3,903	2,485
Time Deposits	2,095	1,464	5,648	4,216
Securities Sold Under Agreements to Repurchase	129	122	352	363
Other Borrowed Funds and Subordinated Debentures	1,822	2,213	5,695	6,767

Total Interest Expense	7,168	5,791	20,052	16,690

Net Interest Income	21,353	19,214	63,914	55,320
Provision For Loan Losses	450	375	1,340	1,175

Net Interest Income After
Provision for Loan Losses	20,903	18,839	62,574	54,145

Other Operating Income
Service Charges on Deposit Accounts	2,089	1,983	6,179	5,882
Lockbox Fees	735	759	2,367	2,431
Net Gain on Sales of Loans	—	533	370	1,331
Other Income	1,118	950	3,226	2,878

Total Other Operating Income	3,942	4,225	12,142	12,522

Operating Expenses
Salaries and Employee Benefits	10,282	10,544	32,144	30,360
Occupancy	1,427	1,509	4,663	4,639
Equipment	782	772	2,245	2,087
FDIC Assessment	340	343	1,218	1,503
Other	3,374	3,462	10,857	10,012

Total Operating Expenses	16,205	16,630	51,127	48,601

Income Before Income Taxes	8,640	6,434	23,589	18,066
Income Tax (Benefit) Expense	617	(52)	1,313	32

Net Income	$8,023	$6,486	$22,276	$18,034

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	September 30, 2017	September 30, 2016
Cash and Due From Banks	$72,206	$69,792
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	177,233	233,531
Securities Available-For-Sale (AFS)	481,550	486,120
Securities Held-to-Maturity (HTM)	1,739,189	1,504,728
Total Loans	2,036,198	1,819,727
Less: Allowance for Loan Losses	25,089	23,714

Net Loans	2,011,109	1,796,013
Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(6,750)	(9,873)
Bank Premises and Equipment	23,404	23,752
Accrued Interest Receivable	10,261	8,322
Goodwill	2,714	2,714
Other Assets	118,359	112,864

Total Assets	$4,629,275	$4,227,963

Liabilities
Demand Deposits	$676,655	$590,669

Interest Bearing Deposits:
Savings and NOW Deposits	1,479,433	1,296,861
Money Market Accounts	1,100,304	1,011,283
Time Deposits	550,996	450,800

Total Interest Bearing Deposits	3,130,733	2,758,944

Total Deposits	3,807,388	3,349,613

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	193,519	229,668
Other Borrowed Funds	281,097	331,555

Total Borrowed Funds	474,616	561,223
Other Liabilities	60,274	57,150
Subordinated Debentures	36,083	36,083

Total Liabilities	4,378,361	4,004,069
Total Stockholders’ Equity	250,914	223,894

Total Liabilities & Stockholders’ Equity	$4,629,275	$4,227,963

Total Average Earning Assets – QTD	$4,378,433	$4,225,093

Total Average Earning Assets – YTD	$4,434,170	$4,044,106

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	September 30, 2017	September 30, 2016
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.44	$1.16
Earnings per average Class A share, diluted, year-to-date	$4.00	$3.24
Return on average assets, year-to-date	0.64%	0.57%
Return on average stockholders’ equity, year-to-date	11.87%	10.76%
Net interest margin (taxable equivalent), quarter	2.26%	2.12%
Net interest margin (taxable equivalent), year-to-date	2.24%	2.15%
Efficiency ratio, year-to-date – Non-GAAP (1)	59.1%	62.7%
Book value per share	$47.17	$41.99
Tangible book value per share – Non-GAAP (1)	$46.68	$41.50
Capital / assets	5.76%	5.44%
Tangible capital / tangible assets – Non-GAAP (1)	5.71%	5.38%

Common Share Data:
Average Class A shares outstanding, diluted, quarter & year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,605,829	3,600,729
Shares outstanding Class B	1,962,080	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:

Allowance for loan losses / loans	1.22%	1.31%
Nonaccrual loans	$1,598	$958
Nonperforming assets	$1,598	$958
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,843	$4,104
Net (recoveries) charge-offs, year-to-date	$48	$(47)

Leverage ratio	6.56%	6.46%
Common equity tier 1 risk weighted capital ratio	10.53%	10.74%
Tier 1 risk weighted capital ratio	11.81%	12.24%
Total risk weighted capital ratio	12.83%	13.28%
Total risk weighted assets	$2,534,210	$2,328,304

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:
Total operating expenses (numerator)	$51,127	$48,601

Net interest income	$63,914	$55,320
Total other operating income	12,142	12,522
Tax equivalent adjustment	10,383	9,725

Total income (denominator)	$86,439	$77,567

Efficiency ratio, year – Non-GAAP	59.1%	62.7%

Calculation of tangible book value per share:
Total stockholders’ equity	$262,648	$233,781
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$259,934	$231,067

Total shares outstanding at period end (denominator)	5,567,909	5,567,909
Tangible book value per share – Non-GAAP	$46.68	$41.50

Book value per share – GAAP	$47.17	$41.99

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$262,648	$233,781
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$259,934	$231,067

Total assets	$4,558,072	$4,298,323
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$4,555,358	$4,295,609

Tangible capital / tangible assets – Non-GAAP	5.71%	5.38%

Capital / assets – GAAP	5.76%	5.44%

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